Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 7, 2022, My Size Inc., a Delaware corporation (the “Company”), entered into that certain Share Purchase Agreement (the “Agreement”) with Borja Cembrero Saralegui (“Borja), Aritz Torre Garcia (“Aritz”), Whitehole, S.L. (“Whitehole”), Twinbel, S.L. (“Twinbel”) and EGI Acceleration, S.L. (“EGI) (each of Borja, Aritz, Whitehole, Twinbel and EGI shall be referred to as the “Sellers”), pursuant to which the Sellers agreed to sell to the Company all of the issued and outstanding equity of Naiz Bespoke Technologies, S.L., a limited liability company incorporated under the laws of Spain (“Naiz”). The acquisition of Naiz was completed on October 11, 2022 (the “Acquisition”).

In consideration of the purchase of the shares of Naiz, the Agreement provided that the Sellers are entitled to receive (i) an aggregate of 6,000,000 shares (the “Equity Consideration”) of the Company’s common stock (the “Shares”), representing in the aggregate, immediately prior to the issuance of such shares at the closing of the transaction, not more than 19.9% of the issued and outstanding Shares and (ii) up to US$2,050,000 in cash (the “Cash Consideration”). Due to sales restrictions on the sale of 6,000,000 shares, the fair value of the shares was set to $988,096, based on closing price of $0.186 measured on the basis of the quoted market price for an otherwise identical unrestricted equity instrument of the same issuer that trades in a public market, adjusted to reflect the effect of the sales restrictions.

The Equity Consideration was issued to the Sellers at closing of the transaction. The Agreement also provides that, in the event that the actual value of the Equity Consideration (based on the average closing price of the Shares on the Nasdaq Capital Market over the 10 trading days prior to the closing of the transaction (the “Equity Value Averaging Period”)) is less than US$1,650,000, the Company shall make an additional cash payment (the “Shortfall Value”) to the Sellers within 45 days of the Company’s receipt of Naiz’s 2025 audited financial statements; provided that certain revenue targets are met. Following the Equity Value Averaging Period, it was determined that the Shortfall Value is US$459,240.

The Cash Consideration is payable to the Sellers in five installments, according to the following payment schedule: (i) US$500,000 at closing, (ii) up to US$500,000 within 45 days of the Company’s receipt of Naiz’s 2022 audited financial statements, (iii) up to US$350,000 within 45 days of the Company’s receipt of Naiz’s unaudited financial statements for the six months ended June 30, 2023, (iv) up to US$350,000 within 45 days of the Company’s receipt of Naiz’s unaudited financial statements for the six months ended December 31, 2023, and (v) up to US$350,000 within 45 days of the Company’s receipt of Naiz’s 2024 audited financial statements; provided that in the case of the second, third, fourth and fifth installments certain revenue targets are met.

The payment of the second, third, fourth and fifth cash installments are further subject to the continuing employment or involvement of Borja and Aritz (each of Borja and Aritz shall be referred to as a “Key Person” and collectively, as the Key Persons) by or with Naiz at the date such payment is due (except if a Key Person is terminated from Naiz due to a Good Reason (as defined in the Agreement).

The following unaudited pro forma financial information for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical consolidated financial statements of the Company and the combined financial statements of Naiz. The unaudited pro forma condensed combined balance Sheet is presented as if the Acquisition had occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are presented as if the Acquisition had occurred on January 1, 2021, the first day of the year ended December 31, 2021.

The unaudited pro forma financial information has been developed from, and should be read in conjunction with, the Company’s unaudited interim condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the audited combined financial statements and unaudited interim financial statements of Naiz incorporated into this Current Report on Form 8-K/A.

The unaudited pro forma financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company is the acquirer for accounting purposes. Accordingly, consideration transferred by the Company to complete the acquisition has been allocated, on a preliminary basis, to identifiable assets and liabilities of Naiz based on estimated fair values. The Company made an allocation of the consideration transferred to the assets acquired and liabilities assumed based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing the financial statements in this Current Report on Form 8-K/A. The Company expects to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Naiz been a combined organization during the specified periods. The actual results reported in periods following the Acquisition may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Naiz may materially vary from those of the Company. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the acquisition, management will conduct a final review of Naiz’s accounting policies to determine if differences in accounting policies require adjustment or reclassification of Naiz’s results of operations or reclassification of assets or liabilities to conform to the Company accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

The purchase price allocation takes into account the information management believes is reasonable at the time of acquisition. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase price accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisition (the measurement period).

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

(in thousands)

	MY SIZE INC.	Naiz Bespoke Technologies, S.L	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	4,360	36	(590)	1	3,806
Restricted cash	262	-	-		262
Inventory, net	1,059	-	-		1,059
Accounts receivables	386	40	-		426
Other receivables and prepaid expenses	651	3	-		654
Total current assets	6,718	79	(590)		6,207

Long term deposit	28	-	-		28
Long Term Financial Investment	-	9	-		9
Property and equipment, net	144	1	-		145
Right-of-use asset	659	-	-		659
Deferred tax assets	-	144	-		144
Investment in marketable securities	80	-	-		80
Intangible assets	294	606	483	2	1,383
Goodwill	268	-	1,048	3	1,316
	1,473	760	1,531		3,764

Total assets	8,191	839	941		9,971

Liabilities and stockholders’ equity
Current liabilities:
Account payables	596	24	98	5	718
Short term accruals and deferrals	-	56	-		56
Short term loans	-	156	(90)	1	66
Right of use liability	177	-	-		177
Bank overdraft and short-term loans	195	-	-		195
Trade payables	749	-	-		749
Other payables	390	28	-		418
Derivatives	28	-	-		28
Total current liabilities	2,135	264	8		2,407

Long term loans	86	296	-		382
Deferred tax liabilities	68	40	261	2	369
Long term right of use liability	368	-	-		368
Total non-current liabilities	522	336	261		1,119

Total liabilities	2,657	600	269		3,526

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Stock Capital -
Common stock of $0.001 par value - Authorized: 200,000,000 shares; Issued and outstanding: 25,726,284 and 23,982,503 as of September 30, 2022 , pro forma; 31,726,284 shares issued and outstanding	26	19	(13)		32
Additional paid-in capital	57,213	718	285	6	58,216
Accumulated other comprehensive loss	(584)	(260)	260		(584)
Accumulated deficit	(51,121)	(238)	140		(51,219)
Total stockholders’ equity	5,534	239	672		6,445
Total liabilities and stockholders’ equity	8,191	839	941		9,971

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except per share amounts)

	MY SIZE INC.	Naiz Bespoke Technologies, S.L	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	131	248	-		379
Cost of revenues	-	(49)	-		(49)
Gross profit	131	199	-		330

Operating expenses:
Research and development	(4,248)	51	(57)	2	(4,254)
Sales and marketing	(2,336)	(43)	(119)	2	(2,498)
General and administrative	(4,124)	(141)	(98)	5	(4,363)
Total operating expenses	(10,708)	(133)	(274)		(11,115)

Operating profit (loss)	(10,577)	66	(274)		(10,785)

Financial income (expenses), net	57	(8)	(5)	4	44

Income tax expense	-	24	-		24
Net loss	(10,520)	82	(279)		(10,717)

Other comprehensive income (loss):

Foreign currency translation differences	18	(137)	-		119
Total comprehensive loss	(10,502)	(55)	(279)		(10,836)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

(in thousands, except per share amounts)

	MY SIZE INC.	Naiz Bespoke Technologies, S.L	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	1,931	279	-		2,210
Cost of revenues	(1,607)	(205)	-		(1,812)
Gross profit	324	74			398

Operating expenses:
Research and development	(1,152)	(7)	(43)	2	(1,202)
Sales and marketing	(2,526)	(66)	(89)	2	(2,681)
General and administrative	(2,378)	(246)	-		(2,624)
Total operating expenses	(6,056)	(319)	(132)		(6,507)

Operating loss	(5,732)	(245)	(132)		(6,109)

Financial income (expenses), net	(198)	(5)	(3)	4	(206)
Net loss	(5,930)	(250)	(135)		(6,315)

Other comprehensive income (loss):

Foreign currency translation differences	(178)	(13)	-		(191)
Total comprehensive loss	(6,108)	(263)	(135)		(6,506)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined balance sheet includes pro forma adjustments that reflect the U.S. GAAP accounting for the transaction to illustrate the effects of Acquisition to the Company’s historical financial statements. Based on the Company’s management’s review of Naiz summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Naiz to conform to the accounting policies of the Company are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

1.	Reflects the Cash Consideration of $500,000 paid to the Sellers, at closing in addition to Equity Consideration. Moreover, as part of the Acquistion, the parties entered into an intercompany loan agreement pursuant to which the Company provided a loan in the amount of $90,000 to Naiz to repay a loan that received from a third party and Naiz repaid upon the Acquistion.

2.	Reflects the pro forma adjustment to record intangible assets associated with customer relationships of $750,000, technology of $295,000, and trademarks of $79,000 based on the preliminary purchase price allocation. The customer relationship intangibles will be amortized over an average of 7 years. The technology and trademarks intangible will be amortized over an average of 5 years.

3.	Reflects the pro forma adjustment to record preliminary estimated goodwill of $713,000 recognized from the Acquisition.

4.	Reflects the interest from a loan that Naiz has received from a third party and the Company repaid upon the Merger.

5.	Reflects the pro forma adjustment to record preliminary estimated Acquisition costs of $98,000 recognized from the Acquisition.

6.

Reflects the value of the consideration paid in Acquisition. the Due to sales restrictions on the sale of 6,000,000 shares, the fair value of the shares was set to $988,096, based on closing price of $0.186 measured on the basis of the quoted market price for an otherwise identical unrestricted equity instrument of the same issuer that trades in a public market, adjusted to reflect the effect of the sales restrictions.from the Acquisition.

7.	Assumes that the conditional event regarding the payment of the rest of the Cash Consideration did not mature.